UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 15, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400, Burlingame, CA 94010

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (650) 685-2403

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

IA Global Inc. announced that the acquisition of Global Hotline, Inc. (“GHI”), a privately held Japanese company, closed June 15, 2005. The transaction was structured as a share exchange in which IAO will issue 15,000,000 shares of its common stock in exchange for 100% of GHI’s equity. The IAO common stock had a value of $.207 per share, which was the average close price during the twenty days prior to the signing of the April 20, 2005 Share Exchange Agreement, or an aggregate value of $3,100,000.

GHI was established September 7, 2004 as a call center operator and reseller of telephone and broadband lines in Japan. The Japanese telecommunications market is experiencing significant growth in alternative carriers due to recent regulatory changes that now permit individuals and companies to choose their telephone service provider. The company operates two call centers with 370 seats and utilizes four agents with an additional 300 seats to support the business.

GHI has two contracts with a KDDI, a significant Japanese telecommunications company. The first contract covers the period October 1, 2004 thru September 30, 2005 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 841,000,000 Yen or $7,800,000, at current exchange rates under this contract. The second contract covers the period March 16, 2005 through March 31, 2006 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 2,925,000,000 Yen or $27,100,000, at current exchange rates under this contract. Should the targets not be achieved on a quarterly basis, then GHI will be required to refund portions of the revenue to the customer. GHI has outsourced the call center operation for the first contract with similar penalties to protect the revenues and profits. GHI has two call center operations to support the second contract.

We expect the Global Hotline acquisition to increase our stockholder’s equity by $3,100,000 to above $6,000,000 and to help us maintain our AMEX listing. This acquisition further expands our Japanese operations and provides substantial additional revenue. We expect GHI to contribute $17,000,000 to $19,000,000 in sales to IA Global during 2005 and $28,000,000 to $30,000,000 in sales through March 31, 2006. We expect GHI to be profitable on a stand-alone basis starting in the third quarter or fourth of 2005 and help IA Global to achieve our goal of being profitable for 2005.

We continue to work with AMEX to maintain our listing. There is no guarantee that the company will be successful in maintaining its AMEX listing.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Financial statements of business acquired- None.
(b)	Pro Forma financial information- None.
(c)	Exhibits:

Exhibit No.	Description

2.1 99.1

Confirmation of Close of Share Exchange Agreement dated June 15, 2005 amongst IA Global, Inc. Mr. Hideki Anan, Mr. Kyo Nagae and Mr. Hiroki Isobe.

Press release dated June 16, 2005 announcing the closing of the acquisition of Global Hotline, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the projected revenues for 2005 and 2006 revenues and 2005 profitability are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 16, 2005

By:	/s/ Alan Margerison

Alan Margerison

President and Chief Executive Officer